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                                                                    EXHIBIT 6.21

                                 ATTACHMENT 2(F)

                  AMENDMENT NO. 1 TO SOFTWARE LICENSE AGREEMENT



         THIS AMENDMENT NO. 1 (this "AMENDMENT NO. 1") dated as of October 28, 1999 to the Software License Agreement (the "License Agreement") of April 15, 1999, by and between Tornado Development, Inc., a California corporation, with offices at 1201 Morningside Drive, Suite 100, Manhattan Beach, California 90266 ("Tornado"), and QORUS.COM, INC., a Delaware Corporation, with offices at 3875 Telegraph Road, A239, Ventura, California 93003 (the "Licensee") (Tornado and the Licensee collectively referred to herein as, the "Parties").

         1.       RECITALS

         WHEREAS, the Parties have entered into the Settlement Agreement and Mutual Release (the "Settlement Agreement") dated as of October 28, 1999, in satisfaction of certain obligations owed by Licensee to Tornado under the License Agreement; and

         WHEREAS, in connection with the execution of the Settlement Agreement and pursuant to Section 14.4 of the License Agreement, the Parties desire to amend and restate Section 4.1 of the License Agreement to remove all references to `favored nations' pricing'.

         2.       AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing premises, the Parties to this Amendment No.1 hereby agree as follows:

     1. Section 4.1 of the License Agreement is amended and restated in its entirety to read as follows:

         4.1 LICENSE FEES. In consideration of the license granted hereunder, Licensee will pay to Tornado license fees for each Subscriber under the terms set forth in Attachment 4.1 hereto ("License Fees").

     2. Unless as otherwise stated in the above Section 1, the terms of the License Agreement shall remain in effect and unchanged by this Amendment No. 1.

     3. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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TROOP STEUBER PASICH REDDICK & TOBEY, LLP

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                  IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment No. 1 to become effective as of the date first above written.


     "TORNADO"

     TORNADO DEVELOPMENT, INC.

     By:  Kevin Torf
        -----------------------------
     Title:  Chief Executive Officer

     Date:  October 28, 1999



     "Licensee"

     QORUS.COM, INC.

     By:  John Sohn
        -----------------------------
     Title:

     Date:  October 28, 1999





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TROOP STEUBER PASICH REDDICK & TOBEY, LLP